UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LSB Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SUPPLEMENT TO PROXY STATEMENT DATED JUNE 7, 2006

To Our Stockholders:

You recently received a Proxy Statement dated June 7, 2006 (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of LSB Industries, Inc. (the “Company”) for the Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, July 6, 2006, at 11:30 a.m. at the Company’s offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma.

This Proxy Supplement is being provided to you to amend the information set forth in the Proxy Statement with respect to reporting compliance under Section 16(a) of the Exchange Act and should be read in conjunction with the Proxy Statement.

Only stockholders of record at the close of business on May 15, 2006, shall be entitled to notice of, and to vote at, the meeting or any postponements or adjournments.

By Order of the Board of Directors,

David M. Shear
Secretary

LSB INDUSTRIES, INC.

PROXY STATEMENT SUPPLEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held July 6, 2006

This Proxy Statement Supplement (this “Proxy Supplement”) is furnished in connection with the solicitation of proxies by the Board of Directors of LSB Industries, Inc. (the “Company”) for the Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, July 6, 2006, at 11:30 a.m. at the Company’s offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma, or at any and all postponements or adjournments. This Proxy Supplement supplements the Proxy Statement dated June 7, 2006 (the “Proxy Statement”).

This Proxy Supplement is first being mailed to stockholders on or about June 23, 2006.

This Proxy Supplement amends the disclosure in the Proxy Statement under the heading “Section 16(a) Beneficial Ownership Reporting” to include a disclosure with respect to the filing of Section 16(a) reports by our Senior Vice President of International Operations, Mr. Michael D. Tepper. On about June 17, 2006, the Company became aware that Mr. Tepper had failed to file Forms 4 to report sales by him of the Company’s common stock during 2005 through June 2006. Such failure violates the Company’s internal reporting requirements and certain of the transactions violated the Company’s internal trading policies applicable to our officers and directors.

The Proxy Statement disclosure under the heading “Section 16(a) Beneficial Ownership Reporting” is hereby amended by adding two new sentences to the end thereof so that the disclosure, in its entirety, reads as follows:

Section 16(a) Beneficial Ownership Reporting. Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to 2005, or written representations that no such reports were required to be filed with the Securities and Exchange Commission, the Company believes that during 2005 all directors and officers of the Company and beneficial owners of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act filed their required Forms 3, 4, or 5, as required by Section 16(a) of the Exchange Act of 1934, as amended, on a timely basis, except for Kent McCarthy and his affiliates inadvertently filed one late Form 5 to report one transaction; Dr. Ford inadvertently filed one late Form 5 to report one transaction; and Mr. Goss filed an amended Form 4 to report two gifts. In addition, Mr. Michael D. Tepper, our Senior Vice President of International Operations, failed to timely file nine Forms 4 to report 12 transactions during 2005. Mr. Tepper filed one late Form 5 to report the 2005 transactions.

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

By Order of the Board of Directors,

David M. Shear
Secretary

June 23, 2006